CONSENT OF SUTHERLAND ASBILL & BRENNAN LLP


      We consent to the reference to our firm under the heading "Miscellaneous Information" in the Statement of Additional Information included in Post-Effective Amendment No. 1 to the Registration Statement on Form N-1A for the Ameristock ETF Trust (File No. 333-136721). In giving this consent, we do not admit that we are in the category of persons whose consent is required under
Section 7 of the Securities Act of 1933.



                                        SUTHERLAND ASBILL & BRENNAN LLP



                                        By:  /s/ W. Thomas Conner
                                             ----------------------
                                             W. Thomas Conner, Esq.